As filed with the Securities and Exchange Commission on July 29, 2005
Registration No. __________
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
FUNDTECH LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Ha’hilazon Street, 5th Floor Ramat Gan, Israel	52522
(Address of Principal Executive Offices)	(Zip Code)
FUNDTECH LTD. 1999 EMPLOYEE OPTION PLAN

(Full title of the plan)
FUNDTECH CORPORATION 30 MONTGOMERY STREET JERSEY CITY, NJ 07302
(Name and address of agent for service)
(201) 946-1100
(Telephone number, including area code, of agent for service)

Copies to:

Joseph J. Aulenti Fundtech Corporation 30 Montgomery Street Jersey City, NJ 07302 Telephone No.: 201-946-1100 Telecopier No.: 201-946-1313	Clifford M.J. Felig Meitar Liquornik Geva & Leshem Brandwein 16 Abba Hillel Silver Road Ramat Gan 52506, Israel Telephone No.: (972-3) 610-3100 Telecopier No.: (972-3) 610-3111

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value NIS 0.01 per share	500,000	$9.895 (2)	$4,947,500	$582.32
(1)
This Registration Statement shall also cover such indeterminate number of Ordinary Shares as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions effected without the registrant's receipt of consideration, which transactions result in an increase in the number of outstanding Ordinary Shares of the registrant, in accordance with Rule 416 under the Securities Act of 1933.

(2)
Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(c) and (h) promulgated under the Securities Act of 1933, the average of the high and low sale prices per Ordinary Share on the Nasdaq National Market on July 25, 2005, with respect to 500,000 Ordinary Shares subject to future grants under the plan underlying this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION BY REFERENCE

The contents of the registrant’s Registration Statement on Form S-8, File No. 333-117241, filed with the Securities and Exchange Commission on July 8, 2004, are hereby incorporated by reference with the exception of Exhibits 5.1, 23.1, 23.2, and 24.1, which are provided herewith.

ADDITIONAL INFORMATION

On December 21, 2004, the number of Ordinary Shares underlying the Fundtech Ltd. 1999 Employee Option Plan was increased by 500,000, to a total of 3,155,815 Ordinary Shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramat-Gan, State of Israel, on this 29 day of July, 2005.

FUNDTECH LTD.

/s/ Yoram Bibring
Yoram Bibring
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Yoram Bibring and Joseph J. Aulenti, and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this Registration Statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Gideon Argov Gideon Argov	Chairman of the Board of Directors	July 29, 2005
/s/ Reuven Ben Menachem Reuven Ben Menachem	Director and Chief Executive Officer (principal executive officer)	July 29, 2005
/s/ Yoram Bibring Yoram Bibring	Chief Financial Officer (principal financial officer and principal accounting officer)	July 29, 2005
/s/ Yaffa Krindel Yaffa Krindel	Director	July 29, 2005
/s/ George M. Lieberman George M. Lieberman	Director	July 29, 2005
/s/ Stanley Stern Stanley Stern	Director	July 29, 2005
/s/ Gil Weiser Gil Weiser	Director	July 29, 2005
/s/ Ben-Zion Zilberfarb Ben-Zion Zilberfarb	Director	July 29, 2005

Authorized Representative in the U.S:

Fundtech Corporation

By:	/s/ Yoram Bibring
Name:	Yoram Bibring
Title:	Chief Financial Officer

Date:	July 29, 2005

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Joseph J. Aulenti, counsel to the registrant, as to the legality of the securities being offered under this Registration Statement.
23.1	Consent of Brightman Almagor & Co.
23.2	Consent of Joseph J. Aulenti (included in Exhibit 5.1).
24.1	Power of Attorney (see page 2 of this Registration Statement).